UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2009

General Mills, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-01185	41-0274440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Number One General Mills Boulevard, Minneapolis, Minnesota		55426-1347
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-764-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 9, 2009, General Mills, Inc. (the "Company") entered into an agreement to sell a portion of the assets of the frozen unbaked bread dough product line for its Bakeries and Foodservice segment. The Company expects the transaction to close during the fourth quarter of fiscal 2009, and expects to record a loss of approximately $19 million after taxes in the fourth quarter of fiscal 2009 in connection with the sale, primarily the result of the write-off of associated goodwill.

Certain assets being sold are shared with a frozen dinner roll product line for the Company's U.S. Retail segment. As a result of the sale, the Company will exit this product line. The Company expects to record an after-tax charge of approximately $13 million in the fourth quarter of fiscal 2009 related to the termination of this product line, consisting of a $20 million pre-tax non-cash impairment charge against long-lived assets and approximately $1 million pre-tax of other costs associated with the exit of the product line, primarily employee severance.

The Company will present this transaction as a Divestiture in its Consolidated Statements of Earnings.

Item 2.06 Material Impairments.

The information contained in Item 2.05 of this Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On March 9, 2009, the Board of Directors of the Company elected R. Kerry Clark to the Company's Board of Directors. Mr. Clark's tenure is expected to begin at the next board meeting scheduled for May 4, 2009. All new non-employee directors receive restricted stock units and stock options when they attend their first board meeting. The restricted stock units and stock options are each valued at $90,000 and vest on the date of the Company's next Annual Stockholders' Meeting. A copy of the press release announcing Mr. Clark's election is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of General Mills, Inc. dated March 9, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

March 11, 2009	By:	Roderick A. Palmore

Name: Roderick A. Palmore
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of General Mills, Inc. dated March 9, 2009